UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2025
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CIPHER MINING INC.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39625	85-1614529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Vanderbilt Avenue
Floor 54
New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (332) 262-2300
N/A
(Former Name or Former Address, if Changed Since Last Report)
________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CIFR	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per whole share	CIFRW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant's Certifying Accountant.
Based on information provided by Marcum LLP (“Marcum”), the independent registered public accounting firm of Cipher Mining Inc. (the “Company”), CBIZ CPAs P.C. (“CBIZ”) acquired the attest business of Marcum, effective November 1, 2024, and substantially all of the partners and staff that provided attestation services with Marcum joined CBIZ.
On April 14, 2025, Marcum resigned as the Company’s independent registered public accounting firm, and with the approval of the Audit Committee of the Company’s Board of Directors, the Company engaged CBIZ as the Company’s independent registered public accounting firm, effective as of April 15, 2025. Marcum continued to serve as the Company’s independent registered public accounting firm through April 14, 2025, after which services are now being provided by CBIZ.
During the fiscal years ended December 31, 2023 and 2024, and the subsequent interim period through April 14, 2025, neither the Company nor anyone on its behalf consulted with CBIZ regarding (1) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that CBIZ concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
The report of Marcum on the Company’s financial statements for the fiscal years ended December 31, 2024 and 2023 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principle. The report of Marcum on the effectiveness of internal control over financial reporting as of December 31, 2024 expressed an adverse opinion because of the existence of a material weakness.
During the fiscal years ended December 31, 2023 and 2024, and the subsequent interim period through April 14, 2025, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Marcum, would have caused them to make reference to the subject matter of such a disagreement in connection with its audit reports on the Company’s financial statements for such years. In addition, during the fiscal years ended December 31, 2023 and 2024 and the subsequent interim period through April 14, 2025, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions), except that, as reported in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, as of December 31, 2024, the Company determined there was a material weakness in its internal control over financial reporting related to certain Information Technology General Controls over change management controls.
The Company provided Marcum with a copy of this Current Report on Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (the “SEC”) and requested that Marcum furnish the Company with a letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. Attached as Exhibit 16.1 is a copy of Marcum’s letter, dated April 18, 2025, stating that it agrees with such statements.

Item 9.01 Financial Statements and Exhibits.
(d)Exhibits.

Exhibit Number	Description
16.1	Letter from Marcum, dated April 18, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cipher Mining Inc.

Date:	April 18, 2025	By:	/s/ Tyler Page
Tyler Page Chief Executive Officer